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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the reference to our firm in the Registration Statement, (Form N-1A), and related Statement of Additional Information of Selected Capital Preservation Trust and to the inclusion of our report dated February 13 , 1998 to the Shareholders and Board of Directors/Trustees of Selected American Shares, Inc., Selected Special Shares, Inc. and Selected Capital Preservation Trust.



                                                     TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
APRIL 27, 1998